UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2013
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Silicon Graphics International Corp.
(Exact name of registrant as specified in its charter)
 ___________________________

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation Arrangements of Certain Officers

On August 6, 2013, the Compensation Committee of the Board of Directors of Silicon Graphics International Corp. (the “Company”) completed an annual performance and compensation review with respect to the Company’s named executive officers.  The Compensation Committee set fiscal 2014 base salaries, short term and long term incentive plan compensation arrangements as noted below.

Fiscal 2014 Base Salaries

The Compensation Committee approved fiscal 2014 annual base salaries, effective as of September 30, 2013, as follows:

Executive Officer	Title	FY14 Base Salary ($)
Jorge Titinger	President and CEO	$585,000
Bob Nikl	EVP, CFO	$385,000
Cassio Conceicao	EVP, COO	$350,000
Tony Carrozza	EVP, Field Operations	$300,000
Jennifer Pileggi	SVP, GC & Corp. Secretary	$315,000

Fiscal 2014 Short Term Incentive Plan

The Compensation Committee also established the fiscal 2014 short term incentive plan (“FY14 STIP”) as a performance-based incentive plan and determined target bonuses as a percentage of base salary, with target bonus amounts for each named executive officer as follows:

Executive Officer	FY14 STIP Target Percentage	FY14 STIP Target ($)
Jorge Titinger	100%	$585,000
Bob Nikl	75%	$288,750
Cassio Conceicao	70%	$245,000
Tony Carrozza	87%	$260,000
Jennifer Pileggi	50%	$157,500

The FY14 STIP provides that bonuses are payable semi-annually based on semi-annual achievement of two key target indicators of Company performance: revenue and non-GAAP operating income.  Under the FY14 STIP, for a bonus to be earned and payable for a given semi-annual period, the Company’s semi-annual revenue and non-GAAP operating income must each be within a range of respective percentages that includes threshold requirements of 90% of revenue and 75% of non-GAAP operating income, corresponding to a payout of 50%; and maximum matrix targets of 110% of revenue and 125% of non-GAAP operating income, corresponding to a maximum payout of 200%.  Achievement of the performance criteria results in a payout percentage determined in accordance with the FY14 STIP matrix. Failure to meet the threshold requirements would result in no semi-annual bonus amounts being paid; provided, however, that at the end of fiscal 2014, the Compensation Committee will compare the aggregate percentage of the semi-annual bonus amounts paid during fiscal 2014 with actual revenue and non-GAAP operating income attained for fiscal 2014, and determine whether a “true-up” payment is required under the plan. A “true-up” payment would be made only if the semi-annual payments are less than the payment that would have been made had the payment been made annually.

Fiscal 2014 Long Term Incentive Plan

As part of the Company’s compensation philosophy and strategy, the Compensation Committee also granted each named executive officer long term incentive compensation targeted at a percentage of overall compensation.  The long term incentive compensation target amounts for each named executive were calculated based on the sixty-day closing average of the Company’s stock price through August 9, 2013.   Such long-term incentive grants were comprised of 50% time-based restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PRSUs”).    Messrs. Titinger and Nikl each received additional shares under their fiscal 2014 awards because neither received grants in fiscal 2013 given the timing of their respective fiscal 2012 hire dates.  Mr. Conceicao received a pro rated award for fiscal 2014 given his recent hire date in January 2013.

Accordingly, the Compensation Committee granted each named executive officer RSUs and PRSUs as follows:

Executive Officer	RSU Grant	PRSU Grant
Jorge Titinger	76,500	76,500
Bob Nikl	31,300	31,300
Cassio Conceicao	10,500	10,500
Tony Carrozza	-	-
Jennifer Pileggi	12,500	12,500

The RSUs and PRSUs have a grant date of August 12, 2013.  The RSUs begin immediate, quarterly vesting over a period of four years, while the PRSUs initially vest as to one-fourth of their amount on the third business day following the date that the Company publicly announces financial results for its fiscal fourth quarter and year ending June 27, 2014 so long as the Company’s financial results meet targets established by the Board for fiscal 2014 revenue and non-GAAP operating income.  The PRSU grants may be increased or decreased depending on the level of attainment by the Company of the performance metrics established by the Board.  In order for the PRSUs to vest, the Company’s revenue and non-GAAP operating income must each be within a range of respective percentages that includes threshold requirements of 90% of revenue and 75% of non-GAAP operating income, corresponding to a threshold vesting percentage of 50%; and maximum matrix targets of 110% of revenue and 125% of non-GAAP operating income, corresponding to a maximum vesting percentage of 150%.  Achievement of the aforementioned performance criteria results in a vesting percentage determined in accordance with a vesting matrix.  If the conditions for initial vesting of the PRSUs are met, the remaining portion of the PRSU grant would vest in twelve equal, successive quarterly installments over an additional three years, subject to continued service through each vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.

Dated: August 12, 2013	By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President, General Counsel and Corporate Secretary